REGISTRATION NO. ____-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


Form S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933


PROGOLFTOURNAMENTS.COM
(Exact name of registrant as specified in its charter)

Nevada                0273              98-
0215222
(State or other    (Primary Standard     (IRS
Employer
jurisdiction of     Industrial
Identification
incorporation or     Classification
No.)
organization)     Code Number)


3266 Yonge Street, Suite 1208
Toronto, Ontario M4N 3P6, CANADA
(416) 962-4508
(Address, including zip code, and telephone number, including area code, of registrants principal executive offices)

Agent for Service:          With a Copy to:
Michael Levine,
Vice-President
Progolftournaments.com     Vandeberg Johnson
& Gandara
63 St. Clair Avenue,      600 University
Street,
West, Suite 1704          Suite 2424 Seattle,
Toronto, Ontario          Washington 98101
M4V 2Y9 CANADA
(416) 962-4508         (206) 386-8080

(Name, address, including zip code, and
telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.


If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.
[x]

If this Form is filed to register additional securities for an offering pursuant to Rule
462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


CALCULATION OF REGISTRATION FEE


Title of each    Amount to be  Proposed maximum  Proposed maximum    Amount of
class of         registered    offering price    aggregate offering
Registration Fee
securities to                  per unit          price
be registered

Common stock     9861300       0.0085 per
                 shares        share (1)         83,821.05           22.13


(1)  No exchange or over-the-counter market
exists for The Company's common stock. The average price paid for The Company's common stock was $.0085 per share.
Progolftournaments.com believes this supports a bona fide estimate of $0.0085 per share as the maximum offering price solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

The registrant hereby amends this
registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

WE WILL AMEND AND COMPLETE THE INFORMATION IN
THIS PROSPECTUS. ALTHOUGH WE ARE PERMITTED BY
US FEDERAL SECURITIES LAW TO OFFER THESE
SECURITIES USING THIS PROSPECTUS, WE MAY NOT
SELL THEM OR ACCEPT YOUR OFFER TO BUY THEM
UNTIL THE DOCUMENTATION FILED WITH THE SEC
RELATING TO THESE SECURITIES HAS BEEN
DECLARED EFFECTIVE BY THE SEC. THIS
PROSPECTUS IS NOT AN OFFER TO SELL THESE
SECURITIES OR OUR SOLICITATION OF YOUR OFFER
TO BUY THESE SECURITIES IN ANY JURISDICTION
WHERE THAT WOULD NOT BE PERMITTED OR LEGAL.


SUBJECT TO COMPLETION -

Prospectus
December 5, 1999



Progolftournaments.com

3266 Yonge Street, Suite 1203
Toronto, Ontario M4N 3P6, CANADA
(416) 962-4508

 9,861,300 Shares of Common Stock
to be sold by current shareholders

This is the initial public offering of common stock of Progolftournaments.com, and no public market currently exists for shares of The Company's common stock. None of the proceeds from the sale of stock in this offering will be available to
Progolftournaments.com This prospectus is part of a registration statement that permits selling shareholders to sell their shares on a continuous or delayed basis in the future.
Selling shareholders may sell their shares to the public immediately upon the effectiveness of the registration statement, or they may elect to sell some or all of their shares at a later date. As a result, it is impracticable to state either the number of shares that will be available to the public or their price. The most recent sale of The
Company's common stock in October, 1999 at a price of $0.001 per share.

This is not an underwritten offering, and The
Company's stock is not listed on any national securities exchange or the NASDQ Stock
Market. Progolftournaments.com intends to apply to have its shares traded on the OTC bulletin board under the symbol: "PGLF".

THIS INVESTMENT INVOLVES A HIGH DEGREE OF
RISK.
SEE RISK FACTORS BEGINNING ON PAGE 1.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

You should rely only on the information
contained in this document.
Progolftournaments.com has not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.
The information in this document may only be accurate on the date of this document.

TABLE OF CONTENTS

Risk Factors   1

Use of ProceeDS.....................5

Determination of Offering Price..........6

Dilution......................  6

Selling Shareholders............     6

Plan of Distributio...............   6

Description of Capital StOCK........... 7

Interests of Named Experts and Counsel..7

Description of Business............. 7

Description of Property............9

Legal Proceedings..................    9

Market Price of and Dividends on Capital
Stock and Related Stockholder Matter...9

Selected Financial Data............    9

Managements Discussion and Analysis of
Financial Condition and Results of Operations
 .. 10

Changes in and Disagreements with Accountants
on Accounting and Financial Disclosure ....11

Directors and Executive Officers...........11

Executive Compensation...................   12
Security Ownership of Certain Beneficial
Owners and Management.......................12

Certain Relationships and Related
Transactions..............................  13

Disclosure of Commission Position on
Indemnification for Securities Act
Liabilities............................   13

Index to Financial Statements..............14


RISK FACTORS

You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing the common stock of
Progolftournaments.com
(Progolftournaments.com or "The Company").
Investing in The Company's common stock
involves a high degree of risk. Any of the following risks could adversely affect The
Company's business, financial condition and results of operations and could result in a complete loss of your investment. The risks and uncertainties described below are not the only ones Progolftournaments.com may face.
Additional risks and uncertainties not
presently known or that are currently deemed immaterial may also impair The Company's business operations.

You Should Not Rely on Forward-Looking
Statements Because They Are Inherently
Uncertain

You should not rely on forward-looking
statements in this prospectus.  This
prospectus contains forward-looking
statements that involve risks and
uncertainties.  We use words such as
anticipates, believes, plans,
expects, future, intends and similar
expressions to identify these forward-looking statements. This prospectus also contains forward-looking statements attributed to certain third parties relating to their estimates regarding the potential uses of The
Company's product and markets for it.
Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. The Company's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Progolftournaments.com described in Risk Factors and elsewhere in this prospectus.

Risks Related to The Company's Business

The Company's success is dependent on a
number of factors that should be considered by prospective investors.
Progolftournaments.com has only recently developed its business concept and business plan. It is a relatively young company and has no history of earnings or profit and there is no assurance that it will operate profitably in the future. As such, there is no assurance that The Company will provide a return on investment in the future.

Attracting Internet using golfers may not be feasible

Progolftournaments.com was formed in
September of 1999 for the purpose of
exploiting a new technology into a practical and viable business utilizing the worldwide web. While The Company was originated to take advantage of the growing popularity of both the Internet and the game of Golf, there can be no assurance that the golfing aspect of the Progolftournaments.com business will appeal to Internet users or that the Internet aspect will appeal to golfers.

Nature of Progolftournaments.com tournaments may deter participation

The concept of The Company and it business plan is to market participation in golf tournaments played on the Internet. The unique feature is that participants will play the same tournament on their computer on the same golf course(s) as the professional golfers are playing that weekend. Each computer golfer will play one round on Thursday, one on Friday one on Saturday and the final round will be played on Sunday.
Although the computer tournament differs slightly with the Pro event (more than one round can be played each day, provided each is purchased separately and there will be no cut) it may well be that home players cannot be available each of the four days of the Pro tournament to play on their PC. This could result in a severe limitation of computer players and a severe limitation on The
Company's profit potential.

Progolftournaments.com cooperation with major golf organizations may not attract players.

The Company's plans to associate itself with the four major professional tours, the PGA, the LPGA, Senior PGA and the European PGA.
One or more of these organization's
tournaments may have very limited appeal to computer players. As an example, players in Europe may have limited interest in one or more of the North American based tourneys and North American computer players may have limited interest in European events. Special international events such as the Ryder Cup, etc. may interfere with the play in the tournaments that weekend.


No guarantee of profitability.

There can be no guarantee that
Progolftournaments.com ever will be
profitable. If Progolftournaments.com does become profitable, however, one or more of the organizations that have indicated a willingness to cooperate in promoting the computer game (TV networks, Golf channels and golfing publications) may ask for, and The
Company be forced to give, a share of the revenues. Should this happen, The Company may be forced to give up a large share or all of the profits, thereby making the whole concept non-profitable.

Progolftournaments.com May Undertake
Investment Risks Shareholders Might Not
Otherwise Accept

Because Progolftournaments.com has a limited time to develop a highly speculative and unproven technology, The Company's management will spend a significant portion of the time it devotes to Progolftournaments.com evaluating other business opportunities that may be available. These opportunities may be related to The Company's concept, or they may be in a completely unrelated field.
Progolftournaments.com has not had
discussions with any of third parties
regarding business opportunities but there can be no assurance that such discussions will not take place. Any asset acquisition or business combination would likely include the issuance of a significant amount of The
Company's common stock, which would dilute the ownership interest of holders of existing shares of The Company's common stock.
Depending on the nature of the transaction, The Company's stockholders may not have an opportunity to vote on whether to approve it.
As a result, The Company's management could enter into a transaction that an investor would not want to invest in. In such a case, an investor could not only lose its entire investment, but could lose it on a business decision he or she did not have an opportunity to evaluate at the time of investing in Progolftournaments.com

Competitors Could Develop Alternative and
Similar Internet based Golf Games.

It is possible that an unknown competitor may have or develop a product that could achieve results similar to or better than that of The
Company. Progolftournaments.com is aware that there are many organizations in existence that have the knowledge, technical support and financial strength to emulate the Progolftournaments.com concept without necessarily intruding on any copyrighted or proprietary intellectual property. Even if a clear violation does occur, The Company may not have the financial resources to defend its intellectual property in one or more countries. This could result in a drain on revenues and the elimination of profits.

Government Regulation Could Adversely Affect the Future Business of The Company.

With any business dependant on the Worldwide
Web, there is always a possibility that one or more governments will apply regulations that could adversely effect the business of Progolftournaments.com. In a world where governments are continually seeking new sources of revenue, there is always that regulations and/or taxes could be imposed for use of the Internet. There can be no assurance that further regulation and/or licensing will not emerge in the future. Any new regulations or licensing could damage The
Company's business, affect the profitability and perhaps the viability of The Company's business plan, and cause the price of its common stock to decline.

Heavy Dependence on Individuals Who Will Not
Devote His Full Time and Attention to The
Company's Affairs Could Result in Delays or
Business Failure

Howard I. Klein, Michael R. Levine and Sandy
Winick are serving as The Company's only officers and directors.
Progolftournaments.com will be heavily
dependent upon their skills, talents and abilities to implement its business plan and may, from time to time, find that these individuals' inability to devote full time and attention to The Company's affairs will result in delay(s) in progress towards the implementation of its business plan or in a failure to implement its business plan.
Moreover, Progolftournaments.com does not have an employment agreement with Mr. Klein, Mr. Levine or Mr. Winick and as a result, there is no assurance that he will continue to manage The Company's affairs in the future. If Progolftournaments.com should lose the services of one or all of its officers and directors, or if one or more should decide to join a competitor or otherwise compete directly or indirectly with Progolftournaments.com, this could have a significant adverse effect on The Company's business and could cause the price of its stock to decline. The services of Mr. Klein, Mr. Levine and Mr. Winick would be difficult to replace. Because investors will not necessarily be able to evaluate the merits of The Company's business decisions, they should carefully and critically assess these three individuals' background. See Directors and
Executive Officers.
Year 2000 Issues Could Result in Reduced
Sales.

There is also risk associated with Year 2000 issues. These issues arise because many computerized systems use two digits rather than four digits to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 date is processed. In addition, similar problems may arise in some systems that use certain dates in 1999 to represent something other than a date. The effects of the Year
2000 issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure that could affect an entitys ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000
Issue affecting Progolftournaments.com,
including those related to customers,
cooperating organizations or other third parties, will be fully resolved. It is possible that one or more of The Company's cooperating entities, for instance a golf publication that Progolftournaments.com is relying upon to promote the game or several of The Company's clients may become inoperative, and cause Progolftournaments.com to incur heavy expenses or losses. At present, due to The Company's developmental stage, it has no critical systems that it must test for Year 2000 compliance. However, Progolftournaments.com cannot be certain that it will not experience unanticipated negative consequences from Year 2000 problems, or that it will be able to make any such modifications as may become necessary in a timely, cost-effective and successful manner, and the failure to do so could have a material adverse effect on The Company's business and operating results.

Financial Risks

Progolftournaments.com Has No Operating
History and Financial Results Are Uncertain

Progolftournaments.com has no operating
history or revenues from operations.  The
Company's only resources have come from the private sale of The Company's stock.
Progolftournaments.com faces all the risks of a new business. It must be regarded as a new or start-up venture with all of the unforeseen costs, expenses, problems and difficulties to which such ventures are subject.

Because it has not yet begun operations, it is difficult to evaluate The Company's business and its prospects. Its revenue and income potential is unproven and its business model is still emerging. An investor in The
Company's common stock must consider the risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets. The Company's ability to achieve and then sustain favorable operating results will depend on a number of factors, including costs related to:

1) Identifying and acquiring several
cooperating golf-related organizations

2)  testing The Company's concept.

3) identifying and marketing to prospective players;

evaluation and expense of entering into a new business opportunity;

5)  the expense of delays in introducing or
making any necessary adjustments and
improvements to The Company's concept; and

6)  general economic conditions, as well as
those specific to the related industries.

As a result of The Company's limited
operating history, it is difficult to
accurately forecast its potential revenue, and there is no meaningful historical financial data upon which to base planned operating expenses. Progolftournaments.com expects to significantly increase its operating expenses to test, market, and create a solid base of participating players.
Progolftournaments.com has not achieved
profitability and expects to incur net losses for the foreseeable future and may never become profitable. The Company's limited operating history makes it difficult to forecast its future operating results.
Progolftournaments.com expects to continue to incur increasing marketing, sales, product development and general and administrative expenses. As a result it will need to generate significant revenue and/or raise additional funds to achieve profitability.
If The Company does not become profitable, it may be unable to maintain its presence on the Worldwide Web and its Website, which would adversely affect its financial condition and prospects. If
Progolftournaments.com does achieve
profitability, it cannot be certain that it will sustain or increase it.

Because of its limited financial resources, Progolftournaments.com will likely be unable to diversify its activities to provide a hedge should its business plan prove to be impractical.

Progolftournaments.com May Need Additional
Financing Which May Not Be Available, or
Which May Dilute the Ownership Interests of
Investors

Progolftournaments.com has very limited
funds, and its funds are inadequate to
implement its business plan.
Progolftournaments.com will require
substantial working capital to fund its
business. If Progolftournaments.com raises additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of its common stock and its stockholders may experience additional dilution.

The Company's ultimate success will depend on its ability to raise additional capital. No commitments to provide additional funds have been made by management or other shareholders. Progolftournaments.com has not investigated the availability, source or terms that might govern the acquisition of additional financing. When additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to The Company. If not available, The Company's operations would be severely limited, and it would be unable to implement its business plan.

Potential Business Combinations Could Be
Difficult To Integrate, Disrupt Business,
Dilute Stockholder Value and Adversely Affect
Operating Results

Progolftournaments.com may consider a future financing or business combination that, because of the size of the related stock issuance, would result in a majority of the voting power being transferred to the investor(s). The result would be that the new shareholder(s) would control
Progolftournaments.com and persons unknown could replace The Company's management. It is uncertain whether any such replacements would continue to implement The Company's current business plan. In addition, The
Company's significant shareholders could sell their control block to an outside party, resulting in the same type of situation. In either case, the ownership interests of holders of existing shares of
Progolftournaments.com stock will be diluted.
Irrespective of whether The Company's cash assets prove to be inadequate to meet its operational needs, Progolftournaments.com might seek to compensate providers of services by issuances of stock in lieu of cash, which again would dilute ownership interests of shareholders.

Progolftournaments.com may make investments in or acquire complementary products, technologies and businesses, or businesses completely unrelated to The Company's current business plan. These acquisitions and investments could disrupt its ongoing business, distract management and employees and increase its expenses. If
Progolftournaments.com acquires a company, it could face difficulties in assimilating that company's personnel and operations. In addition, the key personnel of the acquired company may decide not to work for Progolftournaments.com Acquisitions also involve the need for integration into existing administration, services, marketing, and support efforts. If the acquisition is financed by issuing equity securities, interests of existing stockholders could be diluted. Any amortization of goodwill or other assets, or other charges resulting from the costs of these acquisitions, could adversely affect The Company's operating results.

Progolftournaments.com cannot predict the extent to which its liquidity and capital resources will be diminished prior to consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity which Progolftournaments.com may eventually acquire.

The Company's shareholders may not have an opportunity to vote on whether to enter into a business combination or acquisition. In the event of a business combination, acquisition, or change in shareholder control, Progolftournaments.com may enter in to a new line of business, which an investor did not anticipate and in which that investor may not want to participate. In such case, an investor could not only lose its entire investment, but could lose its entire investment on a business decision it did not get to evaluate at the time of investing in Progolftournaments.com

Risks Related to the Securities Market

Progolftournaments.com Common Stock Has No
Prior Market, and Prices May Decline After
The Offering

There is no public market for The Company's common stock and no assurance can be given that a market will develop or that any shareholder will be able to liquidate his investment without considerable delay, if at all. The trading market price of The
Company's common stock may decline below the offering price. If a market should develop, the price may be highly volatile. In addition, an active public market for The
Company's common stock may not develop or be sustained. If The Company's selling stockholders sell substantial amounts of common stock in the public market, the market price of The Company's common stock could fall. Factors such as those discussed in this Risk Factors section may have a significant impact on the market price of The
Company's securities. Owing to the low price of the securities many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in The
Company's common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in
Progolftournaments.com stock.

Investors May Face Significant Restrictions on the Resale of Progolftournaments.com Stock
Due to State and Federal Laws and Regulations

Because The Company's securities have not been registered for resale under the blue sky laws of any state, the holders of such shares and those persons desiring to purchase them in any trading market that may develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell and on purchasers to buy The Company's securities.
Accordingly, investors should consider the secondary market for The Company's securities to be a limited one. Investors may be unable to resell their stock without the significant expense of state registration or qualification.

In addition, the Securities and Exchange
Commission has adopted a number of rules to regulate penny stocks. Such rules include
Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-
5, 15g-6 and 15g-7 under the Securities and Exchange Act of 1934. Because The Company's securities may constitute penny stock within the meaning of the rules, the rules would apply to Progolftournaments.com and its securities. The rules may further affect the ability of owners of The Company's shares to sell their securities in any market that may develop for them.

Shareholders should be aware that, according to the Securities and Exchange Commission
Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
(ii) manipulation of prices through
prearranged matching of purchases and sales and false and misleading press releases;
(iii) boiler room practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
(iv) excessive and undisclosed bid-ask
differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses. The Company's management is aware of the abuses that have occurred historically in the penny stock market.
Although Progolftournaments.com does not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to The
Company's securities.


USE OF PROCEEDS

This prospectus is part of a registration statement that permits selling shareholders to sell their shares on a continuous or delayed basis in the future. Because this prospectus is solely for the purpose of selling shareholders, Progolftournaments.com will not receive any proceeds from the sale of stock being offered.

DETERMINATION OF OFFERING PRICE

This offering is solely for the purpose of allowing The Company's shareholders to sell their stock. The selling shareholders may sell their shares when the registration statement becomes effective, or they may elect to sell some or all of their shares at a later date. As the market develops, the selling shareholders will determine the price for the stock.

DILUTION

This offering is for sales of stock by
existing Progolftournaments.com shareholders on a continuous or delayed basis in the future. Sales of common stock by shareholders will not result in any substantial change to the net tangible book value per share before and after the distribution of shares by the selling shareholders. There will be no change in net tangible book value per share attributable to cash payments made by purchasers of the shares being offered. Prospective investors should be aware, however, that the price of The Company's shares might not bear any rational relationship to net tangible book value per share.

SELLING SHAREHOLDERS

The following are the shareholders for whose accounts the shares are being offered; the amount of securities owned by such shareholder prior to this offering; the amount to be offered for such shareholders account; and the amount to be owned by such shareholder following completion of the offering:



Name            Position with  Number of         Number of     Number of
                 Company        Shares Owned  Shares Offered   Shares After
                                                               Sale(2)
Howard I. Klein  President,
                 Secretary
                 and Director   901,000     901,000             0
Michael R.Levine Vice-President
                 and Director   0            0                   0
Sandy Winick     Treasurer and
                 Director       1475000     1475000          0
731149 Ontario
Limited        None         1000       1000           0
Bernie Anderson  None            2680       2680           0
Robert Baron     None            268              268           0
Baroness
Investments
Limited        None         1000      1000            0
Building
Supplies
International    None            200              200           0
C.A.P.S
Consulting          None         200              200           0
William Davies   None            200              200           0
Deep Water
Investment Inc.  None            475000     475000           0
Geoffrey Earle   None            200              200              0
Jan Francis         None         500              500           0
Mark Francis     None            500              500           0
Jeffrey Goldberg None            500              500              0
Maggie Goldberg  None            500              500           0
Debbie Green     None            475200     475200              0
Robert
Hashimoto      None         200              200           0
David Hume          None         600              600           0
H. Davidson
Construction
Inc.            None             475,000         475,000             0
Marcia Klien     None            200              200           0
Myer Klien          None              200              200           0
Raymond Teaitch  None            400              400           0
Tilley Levine    None            2,000      2,000          0
Joy Lipson          None         600              600           0
Marcia Lipson    None            600              600           0
Magnum Holdings,
Ltd.            None             476,000         476,000             0
Miriam Manzo     None            200              200           0
Jack Martino     None            200              200           0
Sasha Mazzuca    None            200              200           0
Stefan Mazzuca   None            200              200           0
Carolyn McGowan  None            400,300         400,300             0
Jennifer McGowan None            400,368         400,368             0
Lydia McGowan    None            500              500           0
Mary McGowan     None            2,700,000       2,700,000     0
Robert McGowan   None            300              300           0
Thomas McGowan   None            500              500
0
Elizabeth McLeod None            9,384      9,384          0
Lynn Melanson    None            1,000,000       1,000,000     0
Monica Murad     None            1,000      1,000          0
Theodore Nemetz  None            500              500           0
Ron Pearlman     None            475,000         475,000             0
Resource
Financial
Corporation         None         200              200           0
John Rosenthal   None            600              600           0
Brian Ross          None         500              500           0
Sheryl Ross         None         500              500           0
Sandringham
Investments         None         100,000         100,000             0
Charles
Sciberras      None         476,000         476,000             0
Doris Sciberras  None            200              200           0
Jeffrey
Sciberras      None         200              200           0
Joseph Sciberras None            200           200              0
Peter Scibarras  None            200              200           0
Derek Tennant    None            1,200      1,200            0
Kelly Ticknor    None            600              600           0
Cynthia
Vella-Zarb          None         200              200           0
Pierre
Vella-Zarb          None         200              200           0
Rhona Vinokur    None            500              500           0
Avital Weber     None            400              400           0
Diane Winick     None            600              600           0
Mark Zaretsky    None            600              600           0


(2) This table assumes that each shareholder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus. Shareholders are not required to sell their shares. See Plan of Distribution.


PLAN OF DISTRIBUTION

This is not an underwritten offering. This prospectus is part of a registration statement that permits selling shareholders to sell their shares on a continuous or delayed basis in the future. Selling shareholders may sell their shares to the public when the registration statement becomes effective, or they may elect to sell some or all of their shares at a later date.
Progolftournaments.com has not committed to keep the registration statement effective for any set period of time.

While the registration statement is
effective, selling shareholders may sell their shares directly to the public, without the aid of a broker or dealer, or they may sell their shares through a broker or dealer if The Company's stock is authorized for inclusion on the OTC bulletin board. Any commission, fee or other compensation of a broker or dealer would depend on the brokers or dealers involved in the transaction.

No public market currently exists for shares of The Company's common stock.
Progolftournaments.com intends to apply to have its shares traded on the OTC bulletin board under the symbol PGLF.

DESCRIPTION OF CAPITAL STOCK

The following description of The Company's capital stock does not purport to be complete and is subject to and qualified in its entirety by The Company's articles of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Nevada law.

The Company's authorized capital consists of 50,000,000 shares of common stock, par value
$.001 per share and 10,000,000 shares of preferred stock, par value $.001.
Immediately prior to this offering 9,861,300 shares of common stock were issued and outstanding. No preferred shares were issued and outstanding.

  Each record holder of common stock is
entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. The articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of The Company's common stock.

Preferred shares may be issued in Series, the terms and conditions of which are decided by The Company's Board of Directors. Normally, preferred shares have no voting power, may or may not have a dividend and have preference
(after debt) on any of the assets The Company in the event of windup or dissolution.

Because the holders of shares of The
Company's common stock do not have cumulative voting rights, the holders of more than 50% of The Company's outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of The Company's directors.

The holders of shares of common stock are entitled to dividends, out of funds legally available therefor, when and as declared by the Board of Directors. The Board of
Directors has never declared a dividend and does not anticipate declaring a dividend in the future. In the event of liquidation, dissolution or winding up of the affairs of Progolftournaments.com, holders are entitled to receive, ratably, the net assets of Progolftournaments.com available to shareholders after payment of all creditors.

All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of The
Company's common stock are issued, the
relative interests of existing shareholders may be diluted.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Neither Janet Loss, C.P.A., P.C. nor
Vandeberg Johnson & Gandara were employed on a contingent basis in connection with the registration or offering of The Company's common stock.

DESCRIPTION OF BUSINESS

General

Progolftournaments.com was incorporated under the laws of the State of Nevada on September
3, 1999, and is in its early developmental and promotional stages. To date, The
Company's only activities have been
organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan.
Progolftournaments.com has not commenced commercial operations.
Progolftournaments.com has no full time
employees and owns no real estate.

The Company was formed to take advantage of the growing popularity of both the Internet and the game of golf itself. The concept combines the skills necessary to play golf, the use of a computer and the thrill of playing for substantial cash prizes. The growth of the Worldwide Web, the game of golf and gaming all over the world is wrapped up in one package in the Progolftournaments.com online game. Management believes that a substantial number of the tens of millions of internet users also play golf or would play golf if given the opportunity and as a result would be likely candidates for on-line tournaments.

The Concept

A large part of both the golfing and non-golfing public watch with interest the results of the four major golf tours in the world. Even if they do not play the game themselves, they duly note the results of the weekend tournaments. Progolftournaments.com has developed a concept and business plan that is designed to take advantage of this widespread interest in the game of golf and the explosion of the Internet and the Worldwide Web.

The concept is to have the At-home computer players play the same tournaments the professional golfers are playing that same weekend and play for real and substantial cash prizes. The purse each weekend is progressive; that is, the size of the award increases proportionately with the number of players and entry fees collected. Each tournament entry costs $10.00. Anyone can enter more than once as long as the $10.00 fee is paid for each entry on or before Thursday of each week.. Each entrant plays four rounds on his computer; one on Thursday, one on Friday, one on Saturday and one final round on Sunday. These rounds have the same format that the Pros - one round each day and can be played any time during the twenty-four hours of that day. The computer players have the same decisions to make as their pro counterparts (distance to the green, what club to use, etc.). There is no cut in the computer tourneys, thereby giving every participant an opportunity to get into the money by pulling out a come-from-behind outstanding final round. At the end of play each Sunday the top 100 players will share in the purse. If there is a tie for low score, a playoff will be staged on Monday to decide the winner. Practice rounds are available to the tournament entrants at a cost of $5.00 for ten rounds or $10.00 for twenty-five rounds. Each player is able to choose the make of club he or she will use and the brand of golf ball to be used.

Anyone in the world now has an opportunity to play in the British Open or the Masters - in fact any tournament being played on the four major tours: PGA, LPGA, Senior PGA and the European tour. Joint promotions are planned with the major TV networks, the major tours, golf publications and the manufacturers of golfing equipment.

Industry Conditions and Competition

Progolftournaments.com does not yet know whether adapting computer golf (already very popular) and the major golf tournaments will be a feasible moneymaking venture. It does know, however, that if the application turns out to be successful, it will have a substantial lead in the provision of this intriguing home entertainment attraction.
Upon investigation, the Company is not aware or any other concern offering the same type of game.

Employees

Progolftournaments.com is a development stage company and currently has no employees.
Management plans to use consultants,
attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future. If
Progolftournaments.com establishes the
feasibility of their concept and successful implementation of their business plan, one or more people will be needed to handle administration, computer programming and marketing. A portion of any employee compensation likely would include the right to acquire stock in Progolftournaments.com, which would dilute the ownership interest of holders of existing shares of The Company's common stock.

Available Information

Progolftournaments.com has filed with the
Securities and Exchange Commission a
registration statement on Form   S-1 with
respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which is part of the registration statement. For further information with respect to
Progolftournaments.com and its common stock, see the registration statement and the exhibits and schedules thereto. Any document
Progolftournaments.com files may be read and copied at the Commission's public reference rooms in Washington, D.C.; New York, New
York; and Chicago, Illinois.  Please call the
Commission at 1-800-SEC-0330 for further information about the public reference rooms.
The Company's filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

Upon completion of this offering,
Progolftournaments.com will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commissions public reference rooms, and the website of the Commission referred to above.

DESCRIPTION OF PROPERTY

Progolftournaments.com currently maintains limited office space, provided by Mr. Winick, for which it pays no rent. Its address is 3266 Yonge Street, Suite 1203, Toronto,
Ontario 4N 3P6 CANADA, and its phone number is (416) 962-4508. Progolftournaments.com does not believe that it will need to obtain additional office space at any time in the foreseeable future until its business plan is more fully implemented.

LEGAL PROCEEDINGS

Progolftournaments.com is not a party to any material pending legal proceedings, and none of its property is the subject of a pending legal proceeding. Further, the officer and director knows of no legal proceedings against Progolftournaments.com or its property contemplated by any governmental authority.

MARKET PRICE OF AND DIVIDENDS ON CAPITAL
STOCK AND OTHER SHAREHOLDER MATTERS

No established public trading market exists for The Company's securities.
Progolftournaments.com has no common equity subject to outstanding purchase options or warrants. The Company has no securities convertible into its common equity. There is no common equity that could be sold pursuant to Rule 144 under the Securities Act or that Progolftournaments.com has agreed to register under the Securities Act for sale by shareholders. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly offered.

As of November 15, 1999, there were 9,861,300 shares of common stock outstanding, held by 60 shareholders of record. Upon effectiveness of the registration statement that includes this prospectus, all of The
Company's outstanding shares will be eligible for sale.

To date Progolftournaments.com has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future.
Payment of any dividends will depend upon The
Company's future earnings, if any, its
financial condition, and other factors as deemed relevant by the Board of Directors.

SELECTED FINANCIAL DATA

The following selected financial data should be read in conjunction with Managements
Discussion and Analysis of Financial
Condition and Results of Operations and the financial statements appearing elsewhere in this prospectus. The statement of operations data set forth below for the period from September 3, 1999, (inception) to September
30, 1999, and the balance sheet data at
September 30, 1999, are derived from The
Company's audited financial statements
included elsewhere in this prospectus. The historical results are not necessarily indicative of results to be expected for any future period.

                                 Inception to
                                  September
30, 1999
STATEMENT OF OPERATIONS DATA:
Net sales                                $
00.00
 Loss from continuing operations      $
9,672.00
 Loss per share from
continuing operations                     $
00.001
      As of October 31, 1999
BALANCE SHEET DATA:
Total assets                       $
84,063.00

Progolftournaments.com is in its early
developmental and promotional stages. To date, The Company's only activities have been organizational, directed at raising its initial capital and developing its concept and business plan. Progolftournaments.com has not commenced commercial operations. As a result, the selected financial data presented above bear no resemblance to the results that Progolftournaments.com expects when it begins operations. See Risk
Factors, Description of Business and
Managements Discussion and Analysis of
Financial Condition and Results of
Operations.

MANAGEMENTS DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This prospectus contains forward-looking statements, the accuracy of which involve risks and uncertainties. We use words such as anticipates, believes, plans, expects, future, intends and similar expressions to identify forward-looking statements. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. The Company's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Progolftournaments.com described in Risk Factors and elsewhere in this prospectus. The following discussion and analysis should be read in conjunction with The Company's Financial Statements and Notes thereto and other financial information included elsewhere in this prospectus.

Results of Operations

During the period from September 3, 1999,
(inception) through September 30, 1999,
Progolftournaments.com has engaged in no significant operations other than organizational activities and preparation for registration of its securities under the Securities Act of 1933. No revenues were received by The Company during this period.

For the current fiscal year,
Progolftournaments.com anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing its business plan. Progolftournaments.com anticipates that until these procedures are completed, it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

Liquidity and Capital Resources

Progolftournaments.com remains in the
development stage and, since inception, has experienced no significant change in liquidity or capital resources or shareholders equity. Consequently, The
Company's balance sheet as of September 30, 1999, reflects total assets of $ 84,063.00, in the form of cash, subscriptions receivable and capitalized organizational costs.

Progolftournaments.com expects to carry out its plan of business as discussed above. In addition, The Company may engage in a combination with another business.
Progolftournaments.com cannot predict the extent to which its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity with which
Progolftournaments.com may eventually
combine. Progolftournaments.com has engaged in discussions concerning potential business combinations, but has not entered into any agreement for such a combination.

Progolftournaments.com will need additional capital to carry out its business plan or to engage in a business combination. No commitments to provide additional funds have been made by management or other shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to
Progolftournaments.com or at all.
Progolftournaments.com has no commitments for capital expenditures.

CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
DISCLOSURE

Janet Loss, C.P.A., P.C. has served as The
Company's independent auditor since
inception, and Progolftournaments.com has not had any dispute with Janet Loss C.P.A., P.C over accounting or financial disclosure.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each director and executive officer of Progolftournaments.com:



Name              Age     Position

Howard I. Klein        43          President,
                             Secretary,
Director

Michael R. Levine      52          Vice
President,
                             Director


Sandy Winick      41          Treasurer,
Director


Howard I. Klein became The Company's
President, Secretary and Director in
September, 1999. For the past twenty years, in fact all of his adult working life, Mr.
Klein has been involved with the printing and graphics industry. Beginning as the proprietor of a Minuteman Press franchise in 1979, and culminating in his position of CEO and Managing Partner of Kleinbar Graphics,
Inc. of Markham, Ontario, Mr. Klein has built a substantial and respected commercial printing firm. He is responsible for Financial and manufacturing planning and operations and directs all administrative functions. He holds C.G.A.E. certification from Northwestern University, Evanston, IL in the fields of Production, Financial and Sales
Management. Mr. Klein is acknowledged to be an expert in computers and is an avid golfer.

Michael R. Levine became the Company's Vice-
President and Director in September, 1999.
Mr. Levine is currently the Co-founder and President of Danbury Financial Corp., an asset based lender specializing in short term loans on machinery, equipment and rolling stock. From 1985 through 1999, Mr. Levine served as President of Upper Canada Equity
Development, Inc. This company syndicated the purchase, management and sale of some 250 million dollars worth of real estate, including single family homes, residential condominiums and office complexes. Mr.
Levine received a BSc degree from Sir George
Williams University, Montreal, Quebec; an MBA from University of Western Ontario, London.
Ontario and received the designation of
Certified General Accountant in 1986.

Sandy Winick became the Company's Treasurer and Director in September, 1999. He is currently Vice-President of Danbury Financial
Corp., providing liaison with clients,
negotiation of funding agreements, creating new business and monitoring the company's entire loan portfolio. For the two year period, 1997 to 1999, Mr. Winick served as CEO of Millenia Corporation, a US publicly trading company. His duties there, in addition to day-to-day administration, included funding of the company, acquisition and consolidation of several businesses and completing a reverse takeover with a private company. Previous activities include serving as an independent financial consultant with Madison Consulting Group, President and CEO of Naturally Niagara inc., a full service beverage manufacturer and distributor and
President of Payless Furniture a prosperous thirteen unit chain of furniture stores. Mr.
Winick is the originator of the
Progolftournaments.com concept.

The directors named above will serve until the first annual meeting of The Company's shareholders. Thereafter, directors will be elected for one-year terms at the annual shareholders meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement. No employment agreements currently exist or are contemplated. There is no arrangement or understanding between the director and officer of
Progolftournaments.com and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

The directors and officers of
Progolftournaments.com will devote their time to The Company's affairs on an as needed basis. As a result, the actual amount of time, which they will devote to The Company's affairs, is unknown and is likely to vary substantially from month to month.

EXECUTIVE COMPENSATION

No officer or director has received any
remuneration from Progolftournaments.com.
Although there is no current plan in
existence, it is possible that
Progolftournaments.com will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of The Company's concept and business plan. Progolftournaments.com has no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.
Progolftournaments.com has no employment contract or compensatory plan or arrangement with any executive officer of The Company.
The directors currently do not receive any cash compensation from Progolftournaments.com for their service as members of the board of directors. There is no compensation committee, and no compensation policies have been adopted. See Certain Relationships and Related Transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth, as of October
31, 1999, The Company's outstanding common stock owned of record or beneficially by each executive officer and director and by each person who owned of record, or was known by Progolftournaments.com to own beneficially, more than 5% of The Company's common stock, and the shareholdings of all executive officers and directors as a group.


Name                    Shares Owned       Percentage of
                                           Shares Owned

Howard I. Klein         901,000            9.140
Michael R. Levine<F1>
Sandy Winick<F2>        1,950,000
14.96
Mary McGowan            2,700,000
27.38
Lynn Melanson           1,000,000
10.41

<F1>
Mary McGowan is a close associate of Mr.
Levines. Ms McGowan has her own independent financial means and both she and Mr. Levine deny any beneficial ownership of each others shares.

<F2>
Includes 475,000 shares owned by Jodi Winick,
Mr. Winick's wife and which may be considered to be beneficially owned by Mr. Winick


 All shares are held of record and each
record shareholder has sole voting and
investment power. The Company knows of no one who has the right to acquire beneficial ownership in Progolftournaments.com common stock. Other than the sale of Progolftournaments.com stock contemplated by this prospectus, there are no arrangements known to The Company, the operation of which may, at a subsequent date result in a change of control of Progolftournaments.com
CERTAIN RELATIONSHIPS AND RELATED
TRANSACTIONS

No director, executive officer or nominee for election as a director of
Progolftournaments.com, and no owner of five percent or more of The Company's outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount involved exceeds $10,000. Mr. Levine and Mr. Winick are both involved in Danbury Financial Corp., a company having no direct or indirect affiliation with The Company. If
Progolftournaments.com succeeds in
implementing its business plan, it is not inconceivable that one or both of these individuals could become paid employees and executives of Progolftournaments.com.


DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES

The Company's bylaws provide that
Progolftournaments.com will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of
Progolftournaments.com, absent a finding of negligence or misconduct in the performance of duty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Progolftournaments.com pursuant to the forgoing provisions,
Progolftournaments.com has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

INDEX TO FINANCIAL STATEMENTS

Progolftournaments.com Resources, Inc.
(A Development Stage Company)

Report of Certified Public
Accountant.....................F-1


Consolidated Balance Sheet, September 30,
1999 ...........F-2

Consolidated Statement of  Operations, for
the period September
3, 1999 through September 30, 1999
 .......................F-3

Consolidated Statement of Stockholders
Equity (Deficit), from September
3, 1999 through September 30, 1999
 .......................F-4

Consolidated Statement of Cash Flows, for the
period from September 3,1999
through September 30, 1999
 .......................  F-5

Notes to Financial Statements........F-6 F-7


Prospectus
November 15, 1999


PROGOLFTOURNAMENTS.COM

3266 Yonge Street,  Suite 1203
Toronto, Ontario M4N 3P6, CANADA
(416) 962-4508

9,861,300 Shares of Common Stock
to be sold by current shareholders

Progolftournaments.com has not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information.
This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of Progolftournaments.com have not changed since the date hereof.


Until March 16, 1999 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and
Distribution.

The securities are being registered for the account of selling shareholders, and all of the following expenses will be borne by such shareholders. The amounts set forth are estimates except for the SEC registration fee:

SEC registration fee                   $35
Printing and engraving expenses    5,000
Attorneys' fees and expenses        9,000
Accountants' fees and expenses     1,500
Transfer agent's and registrar's
fees and expenses                       500
Miscellaneous                      965
Total                                 $17,000

Item 14. Indemnification of Directors and
Officers.

Pursuant to Nevada law, a corporation may indemnify a person who is a party or threatened to be made a party to an action, suit or proceeding by reason of the fact that he or she is an officer, director, employee or agent of the corporation, against such persons costs and expenses incurred in connection with such action so long as he or she has acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, in the case of criminal actions, had no reasonable cause to believe his or her conduct was unlawful. Nevada law requires a corporation to indemnify any such person who is successful on the merits or defense of such action against costs and expenses actually and reasonably incurred in connection with the action.

The bylaws of Progolftournaments.com, filed as Exhibit 3.2, provide that
Progolftournaments.com will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of
Progolftournaments.com, absent a finding of negligence or misconduct in office. The
Company's Bylaws also permit
Progolftournaments.com to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not Progolftournaments.com has the power to indemnify such person against liability for any of those acts.

Item 15.  Recent Sales of Unregistered
Securities.

Set forth below is information regarding the issuance and sales of The Company's securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

On September 3, 1999, Progolftournaments.com issued 1,000,000 shares of common stock to an officer and director in exchange for his development of the concept and business plan and his assigning of all of his proprietary rights to those two items. The issuance of the shares was exempt from registration under Regulation S of the Securities Act of 1933

(c)  On September 30, 1999,
Progolftournaments.com issued a total of
8,861,300 shares of common stock to
shareholders, in addition to the issuance for the concept and preliminary business plan. Total consideration for these shares was $ 83,004. The Company's shares were valued from $ 0.001 per share to $ 0.50 per share. The issuance of these shares was exempt from registration under Regulation S of the Securities act of 1933.


Item 16(b). Financial Statement Schedules
As of September 30, 1999,
Progolftournaments.com:
has no valuation or qualifying accounts
does not have a substantial portion of its business devoted to acquiring and holding for investment real estate or interests therein has one subsidiary has no investments in mortgage loans on real estate.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which
offers or sales are being made, a post-
effective amendment to this registration statement:

(a)  To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933;

(b)  To reflect in the prospectus any facts
or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of
a post-effective amendment any of the
securities being registered, which remain, unsold at the termination of the offering.

(4)  That, for purposes of determining any
liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


SIGNATURES

Pursuant to the requirements of the
Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, CANADA, on
November 15, 1999.




PROGOLFTOURNAMENTS.COM

/s/ Howard I. Klein
By Howard I. Klein
Its President


Pursuant to the requirements of the
Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/S/ Howard I. Klein
President, Secretary and Director
Date:  Dec.14/1999
Howard I. Klein

/S/ Michael R. Levine
Vice President and Director
Date   Dec. 14/1999
Michael R. Levine

/S/ Sandy Winick
Treasurer and Director
Date:  Dec. 14/1999
Sandy Winick





     PROGOLFTOURNAMENTS.COM AND SUBSIDIARY

     (A Development Stage Enterprise)






     AUDIT REPORT

     September 30, 1999























     Janet Loss, C.P.A., P.C.
Certified Public Accountant
     3525 South Tamarack Drive, Suite 120
     Denver, Colorado 80237


     PROGOLFTOURNAMENTS.COM AND SUBSIDIARY
     (A Development Stage Enterprise)

INDEX TO FINANCIAL STATEMENTS


     TABLE OF CONTENTS



ITEM PAGE

Report of Certified Public
Accountant.....................    F-1


Consolidated Balance Sheet, September 30,
1999 ...........    F-2

Consolidated Statement of
Operations, for the period September
3, 1999 through September 30, 1999
 .......................  F-3

Consolidated Statement of Stockholders
Equity (Deficit), from September
3, 1999 through September 30, 1999
 .......................  F-4

Consolidated Statement of Cash Flows,
For the period from September
3, 1999 through September 30, 1999
 .......................    F-5

Notes to Financial
Statements..........................   F-6 F-
7Janet Loss, C.P.A., P.C.
Certified Public Accountant
3525 South Tamarack Drive, Suite 120
Denver, Colorado 80237
(303) 220-0227




Board of Directors
PROGOLF TOURNAMENTS.COM AND SUBSIDIARY
3266 Yonge Street, #1203
Toronto, ON  M4N3P6 Canada




I have audited the accompanying Consolidated
Balance Sheet of PROGOLF TOURNAMENTS.COM AND
SUBSIDIARY (A Development Stage Enterprise) as of September 30, 1999 and the Consolidated
Statements of Operations, Stockholders
Equity, and Cash Flows for the period from September 3, 1999 (Inception) through
September 30, 1999. My examination was made in accordance with generally accepted auditing standards, and accordingly, included such tests of the accounting records and such other auditing procedures as we considered necessary in the circumstances.

In my opinion, the consolidated financial statements referred to above present fairly accurately, in all material respects, the financial position of PROGOLF TOURNAMENTS.COM
AND SUBSIDIARY (A Development Stage
Enterprise) as of September 30, 1999, and the results of its consolidated operations and changes in its cash flows for the period from September 3, 1999 (Inception) through
September 30, 1999, in conformity with
generally accepted accounting principles applied on a consistent basis.










/S/Janet Loss, C.P.A., P.C.



November 24, 1999
F-1

PROGOLFTOURNAMENTS.COM AND SUBSIDIARY
(A Development Stage Enterprise)

CONSOLIDATED BALANCE SHEET
September 30, 1999

      ASSETS

CURRENT ASSETS:

Cash in checking                    76,578

Common Stock Subscription

Receivable
6,426

   TOTAL CURRENTS ASSETS
83,004

OTHER ASSETS:

Organizational Costs,
net of amortization               1,042

TOTAL ASSETS                   84,046



LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES:

Accounts Payable, trade               260
STOCKHOLDERS EQUITY:

Preferred Stock, $0.001 par
value; 10,000,000 shares
Authorized, none issued                 0

Common Stock, $0.001 par
Value; 50,000,000 shares
Authorized, 9,861,300 shares
Issued and outstanding               9,861

Additional Paid-In capital         85,080

Retained earnings (Deficit)       (11,155)

Total Stockholders Equity         83,786

Total Liabilities and
Stockholders Equity               84,046


The accompanying notes are an integral part of the financial statements.
F-2
PROGOLFTOURNAMENTS.COM AND SUBSIDIARY
(A Development Stage Enterprise)



CONSOIDATED STATEMENT OF OPERATIONS

For the period from September 3, 1999
(Inception)
Through September 30, 1999




REVENUES:                     29


OPERATING EXPENSES:
Amortization Expense            18

Consulting and
Promotional Expense          1,466
Legal and
Accounting Expenses      5,500
Professional Fees             4,200

Total Operating Expenses    11,184

NET (LOSS)                  (11,155)

NET (LOSS) PER
SHARE OF COMMON STOCK        (.0011)

Weighted Average
Number of shares
Outstanding                 9,861,300
















The accompanying notes are an integral part of the financial statements.
F-3

PROGOLFTOURNAMENTS.COM AND SUBSIDIARY
(A Development Stage Enterprise)

CONSOLIDATED STATEMENT OF STOCKHOLDERS
EQUITY (DEFICIT)

For the period from September 3, 1999
(Inception)
Through September 30, 1999



              Common Stock                             (Deficit)     Total
              Number of     Common Stock  Additional   Accumulated  Stockholders
              Shares         Amount        Paid-In      During the    Equity
                                          Capital  Development   (Deficit)
                                                       Stage

Balance
September 3,  0             0             0            0             0
1999

Shares issued
for cash,
September 3,
1999              8395300         8395       85080             0
93475

Shares issued
for services,
September 3,  1466000       1466          0            0             1466
1999

Net (Loss)
for the
period ended
September 3,
1999         0              0            0            (11155)       (11155)


Balance
September
30, 1999    9861300      9861       85080           (11155)     83786





The accompanying notes are an integral part of the financial statements.
F-4
PROGOLFTOURNAMENTS.COM AND SUBSIDIARY
(A Development Stage Enterprise)
CONSOLIDATED STATEMENT OF CASH FLOWS

For the period from September 3, 1999
(Inception)
Through September 30, 1999


CASH FLOWS FROM OPERATING ACTIVITIES:

Net (Loss)                    (11,155)

Adjustments to Reconcile
Net (Loss) to Cash Flow From
Operating Activities:
Increase in Common Stock
Subscription Receivable         (6,426)

Increase in
organizational costs            (1,060)

Increase in
accounts payable                   260

Amortization                  18

Net cash provided (Used)
By operating activities       (18,363)

CASH FLOWS FROM FINANCING
ACTIVITIES:

Issuance of Common
Stock                          94,941

NET INCREASE IN CASH           76,578


Cash, Beginning of
the period                         0

Cash, end of the period        76,578



The accompanying notes are an integral part of the financial statements.
F-5
PROGOLFTOURNAMENTS.COM AND SUBSIDIARY
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS
September 30, 1999

NOTE I - ORGANIZATION AND HISTORY

The Company is a Nevada corporation and the Company has been in the development stage since its formation on September 3, 1999.
The wholly owned subsidiary, PROGOLF
TOURNAMENTS.COM, INC. is an Ontario-Canada
Corporation incorporated September 29, 1999.

The Companys only activities have been
organizational, directed at acquiring its principal assets, raising its initial capital and developing its business plan.

NOTE II - SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

Development Stage Activities

The Company has been in the development stage since its inception.

Basis of Financial Statements

The financial statements reflect the assets and liabilities of PROGOLF TOURNAMENTS.COM, a Nevada Corporation, and its wholly owned subsidiary, PROGOLF TOURNAMENTS.COM, INC., an
Ontario Corporation, incorporated September
3, 1999 and September 29, 1999, respectively.

These Financial statements are prepared on a consolidated basis. The accounts of the subsidiary company are reflected in these Financial statements. All material intercompany accounts and transactions have been eliminated.

Accounting Method

The Company records income and expenses on the accrual method.

Cash and Cash Equivalents

Cash and cash equivalents includes cash on
hand, cash on deposit and highly liquid
investments with maturities generally of
three
months or less.               F-6

PROGOLF TOURNAMENTS.COM AND SUBSIDIARY
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS
September 30, 1999


Organizational Costs

Costs incurred in organizing the Company are being amortized over a sixty- month period.

Use of Estimates

The preparation of Financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

Currency Exchange

The Financial statements are presented in dollar amounts based on United States
Currency Exchange.

Fiscal Year

The Company adopted a fiscal year end of September 30th.